UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): June 26, 2013

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 26, 2013, the New Hampshire Public Utilities Commission (“NHPUC”) approved a settlement agreement providing for a $2.5 million temporary rate increase effective July 1, 2013 for the New Hampshire division of Northern Utilities, Inc. (“Northern Utilities”), Unitil Corporation’s natural gas distribution utility subsidiary. The settlement agreement was a result of Northern Utilities’ base rate case filing earlier this year in April 2013 which included a request for temporary rates, a $5.2 million permanent increase in base revenue and the recovery of future capital costs associated with operational and safety-related improvements and upgrades. A final rate order on the filing is expected in mid-2014. Once permanent rates are approved by the NHPUC, they will be reconciled to the date temporary rates were established, July 1, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	NHPUC Order No. 25,529 dated June 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	June 28, 2013

EXHIBIT INDEX

Number	Exhibit

99.1	NHPUC Order No. 25,529 dated June 26, 2013